Exhibit 10.14

January 2, 2004

Redback Networks Inc.

300 Holger Way

San Jose, California 95134

Attn: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to that certain Financing Agreement, dated as of November 12, 2003, as amended and currently in effect (the “Financing Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Financing Agreement) by and among, on the one hand, the lenders from time to time a party thereto (each a “Lender”, and collectively the “Lenders”), Ableco Finance LLC, a Delaware limited liability company as collateral agent for such Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Collateral Agent”), Wells Fargo Foothill, Inc., as administrative agent for such Lenders (in such capacity, in such capacity, together with its successors and assigns, if any, in such capacity, “Administrative Agent”; together with the Collateral Agent, the “Agents”), Redback Networks Inc., a Delaware corporation as borrower, and Redback Networks International Inc., a Delaware corporation and Merlin Systems, Inc., a Delaware corporation as guarantors (together, the “Guarantors”; together with Borrower, each a “Loan Party”, and individually and collectively, and jointly and severally, the “Loan Parties”) have advised the Agents that the Loan Parties desire to repay all of the Obligations, including but not limited to, principal, interest, expenses, fees and other charges, owing by the Loan Parties to the Agents and Lenders.

1.    This letter will confirm that, upon receipt by Agents of:

(a)    no later than 3:00 p.m., New York time, on January 2, 2004, a wire transfer of immediately available funds to:

Bank: JPMorgan Chase Bank of Texas, N.A.

ABA #.: 113000609

Acct. #: 00102619468

Acct. Name: Wires-Clearing-Asset Backed Securities

Sub Acct. #: 10200637.2

Sub Acct Name: Ableco Finance

Ref: Margaret Askandari/Ableco Finance/Redback DIP

in the amount of $5,000 representing costs and expenses payable to the Agents and Lenders in respect of the Expense Reserve, defined below;

(b)    no later than 3:00 p.m., New York time, on January 2, 2004, a wire transfer of immediately available funds to:

Bank: JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York, NY 10004

ABA #: 021000021

Crediting: Wells Fargo Foothill, Inc.

Account #: 323-266193

Reference: Redback Networks Inc.

in the amount of $55,264.96 representing costs and expenses payable to the Agents and Lenders by the Loan Parties pursuant to the Loan Documents and $100,000 in respect of the Expense Reserve, defined below;

(d)    confirmation, in form and substance satisfactory to Agents, that the original letter of credit dated as of April 4, 2002 issued by Wells Fargo Bank, National Association (“Wells Fargo Bank”) for the benefit of Jabil Circuit, Inc. in the face amount of $10,000,000 (and as amended, $15,700,000) has been returned undrawn to Wells Fargo Bank; and

(e)    a fully-executed counterpart of this letter agreement signed by the Loan Parties,

(the date on which all of the foregoing conditions shall first be satisfied herein called the “Payoff Date”), all of the Obligations shall be terminated and satisfied in full; provided, however, that (A) all Indebtedness of any Loan Party in respect of the Loan Parties’ Obligations to indemnify each Indemnitee under Section 12.15 of the Financing Agreement and to reimburse the Agents and Lenders for fees and costs shall remain in full force and effect and (B) to the extent that any payments or proceeds (or any portion thereof) received by Agents or Lenders shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent that the payment or proceeds is rescinded or must otherwise be restored by such Agent or Lender, whether as a result of any Insolvency Proceeding or otherwise, the Obligations, other Indebtedness of any Loan Party to the Agents and Lenders, or part thereof which were intended to be satisfied by any such payment or proceeds shall be revived and continue to be in full force and effect, as if the payment or proceeds had never been received by the Agents and Lenders, and this Agreement shall in no way impair the claims of the Agents and Lenders with respect to the revived Obligations or other Indebtedness of any Loan Party to the Agents and Lenders.

Each of the Loan Parties and the Agents and Lenders acknowledge and agree that amounts in this Paragraph 1 include a fee, cost, and expense reserve in the amount of $105,000 (the “Expense Reserve”) which will be held by the Agents until all of the fees, costs, and expenses payable in connection with the Loan Documents, the termination of the Loan Documents, or the performance of the parties under this payoff letter have been posted to the Borrower’s Loan Account with the balance, if any, remaining after such application to be remitted by the Agents to Borrower. If the Agents or Lenders incur fees, costs, or expenses that exceed the Expense Reserve or if the Agents or Lenders incur fees, costs, or expenses after the balance of the Expense Reserve has been remitted to Borrower, including without limitation, fees, costs, or expenses that arise from or relate to litigation or any other dispute resolution proceeding involving the Loan Documents, the termination of the Loan Documents or the performance of the parties under this payoff letter, the Loan Parties shall reimburse the Agents and Lenders, promptly after receipt of a demand therefor (and in any event within three Business Days of the date of such demand), for the full amount of all such fees, costs, or expenses.

2.    Upon receipt of the amounts in Paragraph 1 in accordance with Paragraph 1 and satisfaction of the other conditions referred to herein, the Lenders hereby authorize Collateral Agent to release, and Collateral Agent hereby agrees to release, on and with effect from the Payoff Date, all of its security interests and liens created as security for the Obligations, including without limitation all security interests in instruments, negotiable documents, cash, chattel paper, an other similar collateral in the possession or control of Collateral Agent (the “Possessory Collateral”).

3.    Each Loan Party hereby confirms that the commitments of Lenders to make loans under the Loan Documents are terminated as of the Payoff Date.

4.    The Agents and Lenders, concurrently with the satisfaction of the conditions referred to in Paragraph 1 above, hereby authorize the Loan Parties to prepare and, upon approval by Collateral Agent, file any Uniform Commercial Code termination statements that the Loan Parties reasonably may request to release, as of record, the financing statements previously filed by Collateral Agent, with respect to the Obligations, and agree to execute and deliver any lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, and all other notices of security interests and liens previously filed by Collateral Agent with respect to the Obligations, and which are prepared at the Loan Parties’ expense.

5.    Collateral Agent will, as promptly as practicable upon the satisfaction of the conditions referred to in Paragraph 1 above, deliver originals of all Possessory Collateral, or affidavits regarding lost documents, to the Borrower at the address set forth on the first page of this letter.

6. The Lenders hereby authorize Agents to, and Agents hereby agree that they shall, execute and deliver such additional documents and shall provide additional information as the Loan Parties may reasonably require to carry out the terms of this letter agreement at the Loan Parties’ expense.

7.    Each Loan Party each hereby waives, releases, remises and forever discharges each Agent and each Lender from any and all claims of any kind or character, known or unknown, which any Loan Party ever had, now has or might hereafter have against either Agent, any or any Lender which relates, directly or indirectly, to the Financing Agreement, any other Loan Document, or to any acts or omissions of either Agent or any Lender. As to each and every claim released hereunder, each Loan Party each hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each of them specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California, or any similar provision under New York law or otherwise, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

8.    Each Loan Party hereto agrees, represents, and warrants that such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the claims released pursuant to Paragraph 7 hereof.

9.    The Loan Parties acknowledge that the amounts referred to in Paragraph 1 above (other than amounts to be remitted to Borrower pursuant to Paragraph 1) are enforceable obligations of them owed to the Agents and Lenders pursuant to the provisions of the Financing Agreement and confirm their agreement to the terms and provisions of this letter by returning to Agents a signed counterpart of this letter. This letter may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement. Additionally, facsimile signature will be deemed an original.

10.    This letter agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among parties resident therein. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

11.    This is the entire agreement between the parties with respect to the subject matter of this letter agreement. There are no other agreements or understandings, written or oral, express or implied.

[Signatures Continued On Next Page]

Very truly yours,

ABLECO FINANCE LLC,

a Delaware limited liability company,

as Collateral Agent

By:

Name:

Its:

ABLECO FINANCE LLC,

a Delaware limited liability company, on behalf of itself

and its Affiliate assigns, as Lenders

By:

Name:

Its:

WELLS FARGO FOOTHILL, INC.,

a California corporation,

as Administrative Agent and a Lender

By:

Name:

Its:

ACCEPTED and AGREED to as of the

date first set forth above:

REDBACK NETWORKS INC.,

a Delaware corporation

By:

Name:

Its:

REDBACK NETWORKS INTERNATIONAL INC.,

a Delaware corporation

By:

Name:

Its:

MERLIN SYSTEMS, INC.,

a Delaware corporation

By:

Name:

Its: